                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (relating to Conner Peripherals, Inc.--Arcada Holdings, Inc. Stock Option Plan and the Arcada Holdings, Inc. 1994 Stock Option Plan) of Seagate Technology, Inc. of our report dated January 11, 1995, except as to
Note 15 which is dated as of July 25, 1995, appearing on page 21 of Conner Peripherals, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1994, which is incorporated by reference in Seagate Technology, Inc.'s Form 8-K relating to the merger of Conner Peripherals, Inc. with Athena Acquisition Corporation, a wholly owned subsidiary of Seagate Technology, Inc. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on Page S-2 of such Annual Report on Form 10-K/A.


/s/ Price Waterhouse LLP


Price Waterhouse LLP
San Jose, California
February 16, 1996





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